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                                                                   EXHIBIT 10.12

2/25/00

                       FIRST AMENDMENT TO CREDIT AGREEMENT
                                   (TERM LOAN)

U.S. Premium Beef, Ltd.
Loan No. T-2493

         THIS FIRST AMENDMENT TO CREDIT AGREEMENT ("AMENDMENT AGREEMENT") is entered into as of the 25th day of February 2000, by and between COBANK, ACB ("COBANK") for its own benefit as a lender (in that capacity sometimes referred to as "COBANK") and, as Agent Bank for the benefit of the present and future Syndication Parties (in that capacity "AGENT"), and U.S. PREMIUM BEEF, LTD., a marketing cooperative formed under the laws of the State of Kansas ("BORROWER").

                                    RECITALS

         A. Borrower and CoBank entered into a document entitled Credit Agreement (Term Loan) dated as of November 25, 1997 ("CREDIT AGREEMENT").

         B. The parties hereto desire to amend the Credit Agreement as hereinafter set forth.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, including the mutual promises and agreements contained herein, the parties hereto hereby agree as follows:

1. DEFINITIONS. Capitalized terms used herein without definition shall have the definition given to them in the Credit Agreement if defined therein.

2. AMENDMENTS TO CREDIT AGREEMENT. The parties hereto agree that the Credit Agreement shall be amended as follows as of the Effective Date:

         2.1 Section 1.26 shall be amended in its entirety to read as follows:

                  1.26 DEBT SERVICE COVERAGE RATIO: for any consecutive four Quarters (a) net income (as determined in accordance with GAAP) (i) plus depreciation and amortization, and (ii) plus the amount of all Unit Retains, (iii) plus cash distributions received from affiliates, and (iv) less retirements of equity (in the form of Unit Retains and the return of the non-cash portion of patronage distributions), cash patronage distributions, and earnings from affiliates; (b) divided by the total principal payments made on all debt.

         2.2 Section 12.18 shall be deleted in its entirety and the following inserted:

         "This Section intentionally omitted."

         2.3 Subsection 17.4.1 is amended in its entirety to read as follows:

                  17.4.1   BORROWER:

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                           U.S. Premium Beef, Ltd.
                           10100 North Executive Hills Blvd.
                           Suite 105
                           Kansas City, Missouri 64153-2313
                           FAX: (816) 891-2310
                           Attention: Chief Financial Officer

3. EFFECTIVE DATE. This Amendment Agreement shall become effective on March 1, 2000 ("EFFECTIVE DATE"), so long as on or before that date the Administrative Agent receives an original copy of this Amendment Agreement (or original counterparts thereof) duly executed by each party hereto. Upon the satisfaction of such condition, the Administrative Agent will notify each party hereto in writing and will provide copies of all documentation in connection herewith.

4. COSTS; EXPENSES AND TAXES. Borrower agrees to reimburse the Administrative Agent on demand for all out-of-pocket costs, expenses and charges (including, without limitation, all fees and charges of external legal counsel for the Administrative Agent) incurred by the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment Agreement and any other instruments and documents to be delivered hereunder.

5.       GENERAL PROVISIONS.

         5.1 Borrower agrees to execute such additional documents as the Administrative Agent may require to carry out or evidence the purposes of this Amendment Agreement.

         5.2 The execution, delivery and effectiveness of this Amendment Agreement shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Syndication Party under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents, and the Credit Agreement, as expressly modified herein, and each other Loan Document are hereby ratified and confirmed and shall continue in full force and effect and be binding upon the parties thereto. Any direct or indirect reference in the Loan Documents to the "Credit Agreement" shall be deemed to be a reference to the Credit Agreement as amended by this Amendment Agreement.

         5.3 The representations and warranties of Borrower contained in each of the Loan Documents to which it is a party, shall be true and correct in all material respects on and as of the Effective Date as though made on and as of such date.

         5.4 The Credit Agreement, except as expressly modified herein, shall continue in full force and effect and be binding upon the parties thereto.

         5.5 The captions or headings in this Amendment Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Amendment Agreement.

6. GOVERNING LAW. This Amendment Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

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7.       COUNTERPARTS. This Amendment Agreement may be executed in any number of counterparts and by different parties to this Amendment Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Credit Agreement (Term Loan) to be executed by their duly authorized officers as of the Effective Date.

                                    BORROWER:

                                    U.S. PREMIUM BEEF, LTD., a cooperative
                                    corporation formed under the laws of the State of Kansas.

                                    By:    /s/ Steven D. Hunt
                                        -----------------------------------
                                    Name:  Steven D. Hunt
                                    Title: Chief Executive Officer

                                    AGENT:

                                    COBANK, ACB

                                    By:    /s/ Greg E. Somerhalder
                                        -----------------------------------
                                    Name:  Greg E. Somerhalder
                                    Title: Vice President

                                    SYNDICATION PARTIES:

                                    COBANK, ACB

                                    By:    /s/ Greg E. Somerhalder
                                        -----------------------------------
                                    Name:  Greg E. Somerhalder
                                    Title: Vice President

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